
江西省【赣】
Jiangxi Sheng
Jiangxi Province
安徽
湖北
江西
浙江
福建
廣東
武漢
WUHAN
南昌
NANCHANG
長沙
CHANGSHA
福州
FUZHOU
GUANGZHOU
廣州
Jiujiang
Jingdezhen
Yingtan
Xinyu
Pingxiang
Zhuzhou
Yueyang
Hengyang
Chenzhou
Shaoguan
Meizhou
Longyan
Sanming
Nanping
Quzhou
Huangshan
Anqing
Tongling
Huangshi
Ezhou
Xiaogan
Zhongxiang
Jinhua
Putian
Quanzhou
Xiamen
Zhangzhou
Chaozhou
Shantou
Jieyang
Heyuan
Huizhou
Dongguan
Qingyuan
Zhaoqing
Xiangtan
Mufu Shan
Wuyi Shan
Lianhua Shan
TAIWAN STRAIT
台灣海峽


CHINA
Sichuan Province

Figure 1. 2008 Sichuan Earthquake location in central China (inset map from USGS).


Novosibirsk
Krasnoyarsk
Bratsk
Atbassar
Astana
Novokuznetsk
RUSSIA
Qaraghandy
Irtysh
Lake Baikal
Irkutsk
Chita
Ulan Ude
Khabarovsk
Amur
KAZAKHSTAN
Balqash
Lake Balkhash
Hovd
Uliastay
Ulaanbaatar
Qiqihar
Jixi
Harbin
Karamay
Altay
Bishkek
Almaty
Jilin
Changchung
MONGOLIA
Urumqi
KYRGYZSTAN
Sea of Japan (East Sea)
Hami
Dalandzadagad
Fuxin
Shenyang
Benxi
Korla
Kashi
NORTH KOREA
Hohhot
Baotou
Beijing
Pyongyang
Dalian
Yumen
Tianjin
Seoul
Hotan
Qiemo
PAKISTAN
SOUTH KOREA
Yinchuan
Shijiazhuang
Pusan
Islamabad
CHINA
Taiyuan
Jinan
Taian
Qingdao
Golmud
Xining
Huang
Lanzhou
INDIA
Yellow Sea
Nagasaki
Amritsar
Zhengzhou
Kaifeng
Xian
JAPAN
Nanjing
Hefei
Shanghai
New Delhi
NEPAL
Mianyang
Wuhan
Hangzhou
Ningbo
East China Sea
Lhasa
Chengdu
Jaipur
Agra
Kathmandu
Zigong
Chongqing
Yueyang
Nanchang
Wenzhou
Thimbu
BHUTAN
Changsha
China
International Boundary
Fuzhou
Province Boundary
Panzhihua
Guiyang
Taipei
Road
BANGLADESH
Xiamen
T'ai-chung
River
Kunming
T'ai-nan
Dhaka
Shantou
Kao-Hsiung
National Capital
TAIWAN
Mandalay
Salween
Nanning
Guangzhou
Province Capital
BURMA
Hong Kong
VIETNAM
South China Sea
City or Town
Hanoi
Haiphong
Bay of Bengal
LAOS
Haikou
0 250 500 KM
0 250 500 Miles
Vientiane
Rangoon
© 2007 Geology.com
THAILAND
Hue
PHILIPPINES
Manila

Approximate distance of 1000+ miles.